SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

August 15, 2003

(Date of earliest event reported)

TIB FINANCIAL CORP

(Exact name of Company as specified in its charter)

FLORIDA

(State or other jurisdiction of incorporation)

0000-21329	65-0655973

(Commission File Number)	(IRS Employer Identification Number)

99451 Overseas Highway, Key Largo, Florida	33037-7808

(Address of Principal Executive Offices)	(Zip Code)

(305) 451-4660

(Company’s telephone number, including area code)

ITEM 2. Acquisition or Disposition of Assets

     On August 15, 2003, the Company closed the sale of Keys Insurance Agency, Inc., a wholly owned subsidiary of the Company, to Richard Rosier and Derek Martin-Vegue. Mr. Martin-Vegue is a former director of the Company and TIB Bank of the Keys. The transaction was structured as a sale of the agency assets. The buyer paid $2,245,486.79 in cash at the closing. Of the cash payment at closing, proceeds of $2,020,938 were pursuant to a loan from TIB Bank of the Keys (a subsidiary of the Company) to the buyer. The purchase price was arrived at through negotiations between the Company and the buyer, and approximates the appraised value of the agency in a December 2002 appraisal received by the Company, less the present value of the tax effect of the goodwill deductions the Company would have otherwise received without a sale of the agency. The Company did not realize any material gain or loss on the transaction.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIB FINANCIAL CORP.

Date: August 15, 2003	By: /s/ Edward V. Lett Edward V. Lett, President and Chief Executive Officer

Date: August 15, 2003	By: /s/ David P. Johnson David P. Johnson, Executive Vice President and Chief Financial Officer

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Exhibit Index

2.	Asset Purchase Agreement dated August 15, 2003 by and among Keys Insurance Agency, Inc. (as Seller), and Derek Martin-Vegue and Richard Rosier (as Buyer).

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